Exhibit 10.1

SHARE EXCHANGE

This Share Exchange (the "Agreement"), dated as of July 15, 2015, among Steampunk Wizards, Inc., formerly known as Freedom Petroleum Inc., a Nevada corporation (the “Acquiror Company” or “Freedom”), Steampunk Wizards Ltd., a company incorporated pursuant to the laws of Malta (the “Acquiree Company” or “Steampunk”), Anton Lin, an individual (“Lin”) being the owner of record of 11,451,541 common shares of Freedom and the persons listed in Exhibit A hereof, being the owners of record of all of the issued share capital of Steampunk (the “Shareholders”).  Capitalized words have the meaning set forth in Section 18, unless otherwise defined herein.

R E C I T A L S

A.	Freedom is a publicly traded company listed on the OTC market;

B.	Freedom is currently an oil and gas company but due to a declining market, seeks to refocus its operations to become solely a technology and gaming sector company;

C.	Steampunk develops computer games, applications and merchandise, and already has one game, Bungee Mummy, which is nearing commercial launch;

D.	Steampunk is seeking to restructure itself as a publicly listed entity which will allow it to gain greater exposure to investment and market opportunity in accordance with its business plan;

E.	The Shareholders currently own 100% of the issued share capital of Steampunk.

F.
The Shareholders have agreed to sell to Freedom and Freedom has agreed to purchase from the Shareholders 3,170,000 Ordinary Shares, which represent 100% of the issued share capital of Steampunk (the “Steampunk Stock”) in exchange for shares of the outstanding common shares of Freedom currently held by Lin and newly issued shares of Freedom, pursuant to the terms and conditions set forth in this Agreement.

G.
Steampunk and Freedom entered into a certain Letter of Intent dated as of April 8, 2015 (the “LOI”) outlining the proposed transaction contemplated hereby and pursuant to which this definitive, binding agreement was contemplated and required to carry out the same.

H.	Steampunk will become a wholly owned subsidiary of Freedom.

I.
On or about July 2, 2015, Freedom changed its corporate name from Freedom Petroleum, Inc. to Steampunk Wizards, Inc. and effected a 1:2.5 reverse stock split, so that every 2.5 shares of common stock then outstanding would represent 1 share of common stock (the “Stock Split”); all share amounts included in this Agreement reflect the Stock Split.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.	Share Exchange.

(a)
The Shareholders agree to transfer to Freedom, and Freedom agrees to purchase from the Shareholders, all of the Shareholders' right, title and interest in the Steampunk Stock, representing 100% of the issued share capital of Steampunk, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

(b)
At the Closing (as defined in Section 2 below), upon surrender by the Shareholders and the cancellation by Steampunk of the certificates evidencing the Steampunk Stock as registered in the name of each Shareholder, and pursuant to the registration of Freedom in the register of members maintained by Steampunk as the new holder of the Steampunk Stock and the issuance of a certificate evidencing the aforementioned registration of the Steampunk Stock in the name of Freedom, Freedom will cause 4,812,209 shares (the “New Shares”) (subject to adjustment for fractionalized shares as set forth below) of Freedom’s common stock, par value $.0001 to be issued to the Shareholders (or their designees), and Lin will cause 10,096,229 shares of his Common Stock (the “Lin Stock,” together with the New Shares, the “Acquisition Stock”) to be transferred to the Shareholders (or their designees), which collectively shall represent 55% of the issued and outstanding common stock of Freedom immediately after the Closing (as hereinafter defined), in exchange for the Steampunk Stock, representing 100% of the issued share capital of Steampunk, as further set forth on the capitalization table annexed hereto as Schedule 1(b) and made a part hereof.  The Acquisition Stock will be issued and transferred (as the case may be) to the Shareholders as set forth on Exhibit A (subject to adjustment as set forth below), at the Closing.  As a result of the exchange of the Steampunk Stock for the Acquisition Stock (the “Share Exchange”), Steampunk will become a wholly owned subsidiary (the “Subsidiary”) of Freedom (the “Parent”).  No fractional shares of common stock are to be issued pursuant hereto; if an issuance would result in the issuance of a fraction of a share of common stock, Freedom shall round such fraction of a share of common stock up to the nearest whole share.

(c)
Directors of Subsidiary.  On the Closing Date, all of the then current officers and directors of the Subsidiary, other than Mr. Brendon Grunewald who shall remain appointed as director and secretary of the Subsidiary, shall resign their respective positions.  Prior to the Closing, the Shareholders shall approve appointing Mr. Lin as a director of the Subsidiary, to be effective immediately following the Closing.

(d)
Officers of Freedom at Closing Date.  On the Closing Date, Mr. Lin shall remain in his positions held at Freedom and Mr. Brendon Grunewald shall be appointed as Head of Strategy, which shall not be considered an executive officer position.

(e)
Section 368 Reorganization.  For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

(f)	Cash Consideration Payments. By way of additional consideration for the effective acquisition by the Parent of Steampunk and as additional consideration for the Steampunk Stock:

(i)	the parties hereby declare and confirm that following the execution of the LOI, Freedom remitted EURO €75,000 to Steampunk upon the due execution of the LOI (the “LOI Payment”);
(ii)	the parties hereby declare and confirm that as contemplated by the LOI, at least in part, Freedom remitted EURO €50,000 to Steampunk at the end of June 2015;
(iii)	Freedom shall pay Steampunk EURO €25,000 upon or as soon as is reasonably practicable subsequent to Closing – such amount representing the balance of the amount due as contemplated by the LOI;
(iv)	Freedom shall pay Steampunk EURO €175,000 within thirty (30) Business Days after the Closing Date; and,
(v)	Freedom shall pay Steampunk EURO €175,000 within sixty (60) Business Days after the Closing Date.

(g)           Bonus Payment.  Freedom and Mr. Lin hereby respectively:

(i)
acknowledge that Steampunk’s personnel are, in accordance with the terms of their respective engagements and employments, entitled to bonus payments equivalent to any positive EBITDA (as defined hereunder) of Steampunk and determined on the basis of Steampunk’s management accounts prepared for the period commenced on the date of Steampunk’s incorporation and ending on December 31, 2015;

(ii)	acknowledge that amounts due in settlement of the bonus referred to in this section 1(g) shall be allocated amongst all qualifying personnel in proportion to their wages as at December 31, 2015;
(iii)
appoint Mr. Brendon Grunewald to do all and anything which he might deem necessary, in his exclusive discretion, to procure the determination and payment of amounts due to Steampunk’s personnel in settlement of their respective bonus entitlements;

(iv)	undertake to approve, ratify and confirm whatsoever Mr. Brendon Grunewald shall do or cause to be done in the execution of the mandate granted pursuant to Section 1(g)(iii).

For purposes of this Agreement, “EBITDA” shall mean the net income of the Subsidiary, before deductions for: (i) interest expense; (ii) federal and state income taxes payable by the Subsidiary; (iii) depreciation; and (iv) amortization of intangible assets of the Subsidiary, including good-will.

2.	Closing.

(a)
Unless otherwise mutually agreed in writing between Freedom and Steampunk, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hunter Taubman Fischer, LLC1450 Broadway, Floor 26, New York, NY 10018 as promptly as practicable (and in any event within two Business Days) following the day on which the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing).  All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.  The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

(b)
With the exception of any stock or share certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3.         Representations and Warranties of Mr. Lin and Freedom.

Mr. Lin and Freedom, severally and not jointly, represent and warrant as follows:

(a)
Corporate Status. Freedom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b)
Authority.  Freedom has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement other than the filing of a Form 8-K with the Commission within four (4) business days after the execution of this Agreement and of the Closing Date.  The execution, delivery and performance by Freedom of this Agreement has been duly authorized by all necessary corporate action and do not require from Freedom's Board or shareholders any consent or approval that has not been validly and lawfully obtained.  Except as provided for in the first sentence of this paragraph, the execution, delivery and performance by Freedom of this Agreement requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

(c)
Voting Agreements and Stock.  There are no agreements purporting to restrict the issuance and transfer (as the case may be) of the Acquisition Stock or any other shares in Freedom, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of any shares currently in issue in Freedom. The Lin Stock and all other shares currently in issue in the capital of Freedom are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations. Other than as set forth on Schedule 3(c) attached hereto, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the shares of Freedom, or any securities convertible into or exchangeable for capital stock of Freedom or other securities of Freedom, from or by Freedom.

(d)
Ownership.  Except as set forth on Schedule 3(c), Freedom does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

(e)
Organizational Documents.  The copies of the Organizational Documents of Freedom that have been delivered to Steampunk prior to the execution of this Agreement are true and complete and have not been amended or repealed. Freedom is not in violation or breach of any of the provisions of its Organizational Documents.

(f)
Valid Transfer and Issuance.  Mr Lin has full right, power and authority to sell, transfer and deliver the Lin Stock, and Freedom has full right, power and authority to issue the New Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the Shareholders will acquire valid and marketable title to the Acquisition Stock, including all voting and other rights to the Acquisition Stock free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances.

(g)	Litigation. There is no litigation or proceeding pending, or to Mr Lin’s or Freedom’s knowledge, threatened, against or relating to Freedom or to the Acquisition Stock.

(h)
Financial Statements.  Freedom is a reporting company under the Exchange Act and applicable SEC rules and audited financial statements can be found on EDGAR.  Freedom’s financial statements contained in its filings on EDGAR (the “Freedom Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Freedom Financial Statements do not contain footnotes required by U.S. GAAP.  The Freedom Financial Statements fairly present the financial condition and operating results of Freedom as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Freedom Financial Statements and Schedule 3(h), Freedom has no material liabilities (contingent or otherwise).  Freedom is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(i)
No Violation.  Neither the execution nor the delivery by Mr Lin or Freedom of this Agreement, nor the consummation or performance by Mr Lin or Freedom of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Freedom; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Mr Lin and/or Freedom is/are a party/ies or by which the properties or assets of Mr Lin and/or Freedom are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Mr Lin or Freedom, or any of the properties or assets owned or used by Mr Lin or Freedom, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Mr Lin or Freedom or that otherwise relate to the business of, or any of the properties or assets owned or used by, Mr Lin or Freedom, except, in the case of clauses (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

(j)
Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto and thereto other than Mr Lin and Freedom, this Agreement is duly authorized, executed and delivered by Mr Lin and Freedom and constitutes the legal, valid and binding obligations of Mr Lin and Freedom, enforceable against Mr Lin and Freedom in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

(k)
Securities Laws.  Assuming the accuracy of the representations and warranties of the Shareholders, contained in Section 4 and Exhibits D and E, the issuance of the New Shares pursuant to this Agreement will be when issued in accordance with the terms of this Agreement, issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

(l)
Capitalization.  The authorized capital stock of Freedom consists of 100,000,000 shares of common stock, $0.0001 par value per share, of which, 22,294,041 shares are issued and outstanding as of July 7, 2015.  Freedom also has 20,000,000 shares of blank check preferred stock authorized with none issued or outstanding. All issued and outstanding shares of Freedom’s common stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. The owners of the shares of Freedom own, and have good, valid and marketable title to, all the shares of Freedom. Other than as may be required by law, there are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the share capital of Freedom.  The issuance of all of the shares described in this Section 3(l) has been in compliance with the laws of the State of Nevada.

(m)
Rights.  Other than as set forth on Schedule 3(c) attached hereto, there are no subscription rights, options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights, convertible securities, or other rights, securities or contracts (contingent or otherwise), that could require Freedom to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.  There are no outstanding obligations of Freedom to retire, repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock of, or other ownership interests in, Freedom or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person and there will be none of the foregoing outstanding at the Closing.

(n)
No Material Adverse Effect.  Freedom has not suffered a Material Adverse Effect. Except as would not have a Material Adverse Effect, Freedom is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Freedom is a party or by which any of Freedom’s properties, assets or rights are bound or affected.  To the knowledge of Freedom and Mr Lin, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Freedom is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.

(o)
Due Diligence.  Mr Lin and Freedom have had the opportunity to perform all due diligence investigations of Steampunk and its business. Mr Lin and Freedom have reviewed sufficient information to allow them to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Steampunk set forth in this Agreement, on which Mr Lin and Freedom have relied in entering into and executing this Agreement and the transactions contemplated herein.

(p)	Subsidiaries. Freedom has no subsidiaries.

(q)
No violation.  The execution of this Agreement and performance by Freedom hereunder has been duly authorized by all requisite corporate action on the part of Freedom, and this Agreement constitutes a valid and binding obligation of Freedom, and Freedom’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to Freedom’s knowledge any law or regulation, to which any property of Freedom is subject or by which Freedom is bound. Likewise, this Agreement constitutes a valid and binding obligation of Mr Lin, and Mr Lin’s performance hereunder will not violate any provision of any deed, contract, indenture, mortgage, lease, commitment or other agreement, or any order, judgment, decree, or any law or regulation, to which any of his property is subject or by which Mr Lin is bound.

(r)
Material Contracts.  Other than professional retainer agreements for the provision of legal and accounting services to Freedom, Freedom is not a party to any material contract.  For purposes of this Agreement “material” shall mean any contract, debt, liability, claim or other obligation valued or otherwise worth $10,000 or more.

(s)
Licenses.  Freedom possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for Freedom to engage in its business as currently conducted and to permit Freedom to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiror Company Permits”). Freedom has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for Freedom to engage in its business as currently conducted and to permit Freedom to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  The Acquiror Company Permits are valid and in full force and effect.  No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiror Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiror Company Permit.  Freedom has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiror Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiror Company Permit. All applications required to have been filed for the renewal of such Acquiror Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiror Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiror Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.  Notwithstanding anything contained herein to the contrary, it is understood that as a result of this Agreement and the transactions contemplated hereby, Freedom is changing its business and does not currently maintain any permits related to such new business and operations; Freedom is relying on the permits Steampunk currently maintains to conduct such new business insofar as such business shall be carried on by Steampunk directly and only indirectly by Freedom in its capacity as the Parent.

(t)
Liabilities.  Except as indicated in the Freedom Financial Statements or disclosed within this Agreement and those incurred in the ordinary business hereto, Freedom has not incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

(u)	Officers and Directors. Other than Mr. Lin, Freedom has no officers, directors or employees.

(v)
Beneficial Owners.  Other than Mr. Lin who owns 11,451,541 shares of Freedom’s common stock, no current officer, director, affiliate or person is known to Freedom to be the record or beneficial owner of in excess of 5% of Freedom’s common stock, and to the best of Freedom’s knowledge, no person known to Freedom to be the record or beneficial owner of any common stock of Freedom nor any person known to be an associate of any such person is a party adverse to Freedom or has a material interest adverse to Freedom in any material pending legal proceeding. Mr Lin and the other shareholders in Freedom own and hold that number and percentage of shares in Freedom that are listed opposite their names on the Freedom SH List (as hereinafter defined).

(w)
Taxes.  Freedom has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes and all assessments, fees and charges which it is obligated to pay by federal, state or other taxing authority to the extent that such taxes, assessments, fees and charges have become due.  Freedom has also paid all taxes which do not require the filing of returns and which are required to be paid by it.  To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities in the Freedom Financial Statements, if so required.

(x)	Investment Intent. Freedom is acquiring the Steampunk Stock to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

(y)
SEC Reporting Obligation.  Freedom is a publicly reporting company pursuant to Section 15(d) of the Exchange Act and is in compliance with all reporting requirements of the Exchange Act.  Freedom’s Form 10-K for the period ending July 31, 2014, and any other periodic filings made by Freedom as filed with the Commission, including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

(z)
Compliance with Laws.  The business and operations of Freedom have been and are being conducted in accordance with all applicable Laws and Orders. Neither Mr Lin nor Freedom has received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Freedom and, to the knowledge of Freedom and Mr Lin, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  Freedom is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Freedom and Mr Lin, any event or circumstance relating to Freedom that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Freedom from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

(aa)
No Brokers or Finders.  Except as disclosed in Schedule 3(r), no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Freedom for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

(bb)	Changes. Except as set forth on Schedule 3(s), Freedom has conducted its business in the usual and ordinary course of business consistent with past practice.

(cc)
Interested Party Transactions.  Except as set forth on Schedule 3(cc), no officer, director or stockholder of Freedom or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Freedom, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Freedom any goods or services; or (2) a beneficial interest in any contract or agreement to which Freedom is a party or by which it may be bound or affected.

(dd)
Title to Properties.  Except as set forth on Schedule 3(dd), Freedom owns (with good and marketable title in the case of real property) or holds under valid leases the rights to use all real property, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens.

(ee)	Stock Option Plans. Freedom has no stock option plans providing for the grant by Freedom of stock options to directors, officers or employees.

(ff)
Money Laundering Laws.  The operations of Freedom is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving Freedom with respect to the Money Laundering Laws is pending or, to the knowledge of Freedom or Lin, threatened.

(gg)
Board Recommendation.  Freedom's Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of Freedom’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

(hh)
Certain Registration Matters. Except as set forth on Schedule 3(hh), neither Mr Lin nor Freedom has granted or agreed to grant any person any rights (including “piggy-back” registration rights) to have any securities of Freedom registered with the Commission or any other Governmental Authority that have not been satisfied.

4.           Representations and Warranties of the Shareholders and Steampunk.

4.1           The Shareholders and Steampunk, severally and not jointly, represent and warrant as follows:

(a)
Corporate Status. Steampunk is a private limited liability company duly organized, validly existing, and in good standing pursuant to the laws of Malta and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b)
Capitalization.  The authorized share capital of Steampunk consists of 3,170,000 shares (having a nominal par value of €0.0012 per share), of which 3,170,000 shares are issued and outstanding.  Except as set forth on Schedule 4(b), there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require Steampunk to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares in its share capital or any securities convertible into, exchangeable for or carrying a right or option to purchase shares in its share capital or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of shares.  There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal (other than the pre-emption rights prescribed in terms of Steampunk’s Organizational Documents (the “Preemption Rights”)) or other contracts pertaining to the share capital of Steampunk.  The issuance of all of the Shares described in this Section 4(b) has been in compliance with the laws of Malta.  All issued and outstanding Shares of Steampunk’s share capital are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.  The owners of the Shares of Steampunk own, and have good, valid and marketable title to, all the Shares of Steampunk.

(c)
Authority.  Steampunk has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement, to consummate the transactions contemplated by this Agreement, to perform its obligations under this Agreement and to record the transfer of the Steampunk Stock and the delivery of the new certificates representing the Steampunk Stock registered in the name of Freedom.  The execution, delivery and performance by Steampunk of this Agreement have been duly authorized by all necessary corporate action and do not require from the Board of Directors of Steampunk or the Shareholders any consent or approval that has not been validly and lawfully obtained.  The execution, delivery and performance by Steampunk of this Agreement requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person, other than such other customary and required filings with the Malta Registrar of Companies for transactions and undertakings of the type contemplated by this Agreement and the consequent acquisition by Freedom of all the issued shares in the capital of Steampunk (the “”Malta Consents”).

(d)
Voting Agreements and Stock.  There are no agreements purporting to restrict the transfer of the Steampunk Stock, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Steampunk Stock.  The Steampunk Stock held by the Shareholders are duly and validly issued, fully paid and non-assessable (other than as specified in Section 4(b) in respect of the shares held by Mr. Grunewald and Masseter Holdings Limited), and issued in full compliance with all Maltese laws, rules and regulations.  Other than as set forth on Schedule 4(d) attached hereto, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of Steampunk, or any securities convertible into or exchangeable for capital stock of Steampunk or other securities of Steampunk, from or by Steampunk.

(e)
Ownership.  Except as set forth on Schedule 4(e), Steampunk does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

(f)
Organizational Documents.  The copies of the Memorandum and Articles of Association of Steampunk and the documents which constitute all other Organizational Documents of Steampunk that have been delivered to Freedom prior to the execution of this Agreement are true and complete and have not been amended or repealed.  Steampunk is not in violation or breach of any of the provisions of its Organizational Documents.

(g)
Valid Issuance.  The Shareholders have full right, power and authority to sell, transfer and deliver the Steampunk Stock, and upon the cancellation by Steampunk of the certificates evidencing the Steampunk Stock as registered in the name of each Shareholder, and pursuant to the registration of Freedom in the register of members maintained by Steampunk as the new holder of the Steampunk Stock and the issuance of a new certificate evidencing the aforementioned registration of the Steampunk Stock in the name of Freedom as contemplated in this Agreement, the Shareholders will transfer to Freedom valid and marketable title to the Steampunk Stock, including all voting and other rights to the Steampunk Stock free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances; provided further that the transfer of the Steampunk Stock to Freedom as contemplated herein is not in violation of the Preemption Rights and each of the Shareholders waives any such rights that may be applicable to such transfer. Each of the Shareholders owns and holds that number and percentage of Steampunk Stock that are listed opposite their names on Exhibit A attached hereto.

(h)	Litigation. There is no litigation or proceeding pending, or to Steampunk or any Shareholder's knowledge, threatened, against or relating to Steampunk or to the Steampunk Stock.

(i)
Taxes.  Steampunk has filed in correct form all tax returns of every nature required to be filed by it in its home jurisdiction or otherwise and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due.  Steampunk has also paid all taxes which do not require the filing of returns and which are required to be paid by it.  To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Steampunk.

(j)
Financial Statements.  The financial statements Steampunk is providing to Freedom pursuant hereto meet the requirements of the Required Financial Statements and fairly present the assets and liabilities of Steampunk as of the date of such statements.

(k)	Residence. The current residence address or principal place of business (for any non-individual shareholder) of the Shareholders is as listed on Exhibit A attached hereto.

(l)
Information.  The Shareholders have had the opportunity to perform all due diligence investigations of Freedom and its business as they have deemed necessary or appropriate and to ask questions of Freedom’s officers and directors and have received satisfactory answers to all of their questions. The Shareholders have had access to all documents and information about Freedom, including, but not limited to, Freedom’s current and periodic reports filed with the U.S. Securities and Exchange Commission, including the Freedom Financial Statements, and have reviewed sufficient information to allow them to evaluate the merits and risks of the acquisition of the Acquisition Stock.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Freedom and Lin set forth in this Agreement, on which the Shareholders have relied in entering into and executing this Agreement and the transactions contemplated herein.

(m)
Investment Intent.  The Shareholders are acquiring the Acquisition Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The Shareholders will not sell or otherwise dispose of the Acquisition Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing the Acquisition Stock will contain a legend to the foregoing effect.  By its execution of this Agreement, the Shareholder represents and warrants to Freedom that the Shareholder is an Accredited Investor and/or not U.S. Person.

(n)	Additional Representations and Warranties of the Shareholder as an Accredited Investor. The Shareholders further make the representations and warranties to Freedom set forth on Exhibit D.

(o)	Additional Representations and Warranties of the Shareholder as a Non-U.S. Person. The Shareholders further make the representations and warranties to Freedom set forth on Exhibit E.

(p)	Stock Legends. The Shareholders hereby agree with Freedom as follows:

i.
Securities Act Legend - Accredited Investor.  The certificate(s) evidencing the Acquisition Stock issued to each Shareholder, and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FREEDOM AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO FREEDOM, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

ii.	Securities Act Legend - Non-U.S. Person. The certificate(s) evidencing the Acquisition Stock issued to each Shareholder and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO FREEDOM, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO FREEDOM AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO FREEDOM, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

iii.
Other Legends.  The certificate(s) representing such Acquisition Stock, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

iv.
Opinion.  The Shareholders will not transfer any or all of the Acquisition Stock pursuant to Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Shareholder’s Acquisition Stock, as the case may be, without first providing Freedom with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Freedom) to the effect that such transfer will be made in compliance with Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

v.
Consent.  The Shareholders understand and acknowledge that Freedom may refuse to transfer the Acquisition Stock, unless the Shareholders comply with this Section 4(l) and any other restrictions on transferability set forth in Exhibits D and E.  The Shareholders consent to Freedom making a notation on its records or giving instructions to any transfer agent of Freedom's Common Stock in order to implement the restrictions on transfer of the Acquisition Stock.

(q)
Exemptions.  The Shareholders understand that the Acquisition Stock is being offered and sold to the Shareholders in reliance upon the truth and accuracy of the representations, warranties, agreements and understandings of the Shareholders set forth in this Agreement, in order that Freedom may determine the applicability and availability of the exemptions from registration of the Acquisition Stock on which Freedom is relying.

(r)
No Violation.  Neither the execution nor the delivery by Steampunk of this Agreement, nor the consummation or performance by Steampunk of the transactions contemplated hereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of Steampunk; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which Steampunk is a party or by which the properties or assets of Steampunk are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which Steampunk, or any of the properties or assets owned or used by Steampunk, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Steampunk or that otherwise relate to the business of, or any of the properties or assets owned or used by, Steampunk, except, in the cases of clauses (b), (c) and (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

(s)
Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties hereto and thereto other than Steampunk and the Shareholders, this Agreement is duly authorized, executed and delivered by Steampunk and constitutes the legal, valid and binding obligations of Steampunk and the Shareholders, enforceable against Steampunk and the Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(t)
Litigation.  There is no pending Proceeding that has been commenced against Steampunk and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement.  To Steampunk’s knowledge, no such Proceeding has been threatened.

(u)
Material Adverse Effect.  Except as would not have a Material Adverse Effect, the business and operations of Steampunk have been and are being conducted in accordance with all applicable Laws and Orders.  Except as disclosed in Schedule 4(u), Steampunk has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Steampunk and, to the knowledge of Steampunk, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.  Except as would not have a Material Adverse Effect, Steampunk is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Steampunk is a party or by which any of Steampunk’s properties, assets or rights are bound or affected.  To the knowledge of Steampunk, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Steampunk is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  Steampunk is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Steampunk, any event or circumstance relating to Steampunk that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Steampunk from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

(v)
Property.  Except as would not have a Material Adverse Effect, Steampunk owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property and equipment necessary for the conduct of the business of Steampunk as presently conducted, free and clear of all Liens, except Permitted Liens.

(w)
Recommendation by the Board of Directors.  The Board of Directors of Steampunk has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of Steampunk and its Shareholders.

(x)
Intellectual Property.  Steampunk owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property”) without any conflict with the rights of others and all such Intellectual Property is listed on Schedule 4(x).

(y)
Due Diligence.  Steampunk has had the opportunity to perform all due diligence investigations of Freedom and its business.  Steampunk has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Freedom and Lin set forth in this Agreement, on which Steampunk and the Shareholders have relied in entering into and executing this Agreement and the transactions contemplated herein.

(z)
Liabilities.  Except as indicated in the Required Financial Statements or disclosed within this Agreement and those incurred in the ordinary business hereto, neither Steampunk or its Subsidiaries, if any, has incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a Material Adverse Effect.

(aa)
Adverse Interest.  No current officer, director or Person known to Steampunk or its Subsidiaries to be the record or beneficial owner in excess of 5% of such entity’s outstanding stock, is a party adverse to Steampunk or its Subsidiaries or has a material interest adverse to Steampunk or its Subsidiaries in any material pending Proceeding.

(bb)	No Material Adverse Effect. Steampunk and its Subsidiaries has not suffered a Material Adverse Effect.

(cc)
Licenses.  Steampunk possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for Steampunk to engage in its business as currently conducted and to permit Steampunk to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “Acquiree Company Permits”).  Steampunk has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for Steampunk to engage in its business as currently conducted and to permit Steampunk to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Steampunk Permits are valid and in full force and effect.  No event has occurred or circumstance exists that may (with or without notice or lapse of time): (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any Acquiree Company Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Acquiree Company Permit.  Steampunk has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any Acquiree Company Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Acquiree Company Permit. All applications required to have been filed for the renewal of such Acquiree Company Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such Acquiree Company Permits have been duly made on a timely basis with the appropriate Persons. All Acquiree Company Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

4.2           Notwithstanding anything contained in this Agreement, any liability of the Shareholders arising in consequence of any error, misstatement or for any reason whatsoever in connection with or in respect of any representation made or warranty granted in terms of the provisions of Section 4.1 of this Agreement, shall be limited and shall in no case exceed the aggregate par value of the Acquisition Stock as at the date of this Agreement.

Freedom and Mr Lin hereby respectively agree to hold the Shareholders harmless and to release them from any liability for damages or compensation which may be or become due as a result of any error, misstatement or for any reason whatsoever and in connection with or in respect of any representation made or warranty granted in terms of the provisions of Section 4.1 of this Agreement and insofar as such damages or compensation exceed the aggregate par value of the Acquisition Stock as at the date of this Agreement.

Any one (1) of the Shareholders shall be entitled to settle any liability due (albeit limited) in terms of this Section 4.2 by returning the Acquisition Stock issued or transferred to him in terms of this Agreement and against no consideration.

5.         Conduct Prior to the Closing.

Mr Lin, Freedom, Steampunk and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

(a)
Other than as contemplated herein and except to reflect the complete payment in full of the unpaid balance of any 20% paid up shares in the capital of Steampunk, no change will be made in the Organizational Documents, by-laws, or other corporate documents of Freedom or Steampunk.

(b)
Mr Lin, Freedom, Steampunk and the Shareholders will each use its best efforts to maintain and preserve Freedom’s and Steampunk’s business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

(c)
None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Steampunk Stock owned by them and Steampunk shall not issue any of its shares to third parties except as contemplated by this Agreement.

(d)
Mr Lin shall not sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Lin Stock, nor will Freedom issue any of its stocks, shares or other securities to third parties, except as contemplated by this Agreement.

(e)
Each of Freedom and Steampunk will conduct its respective business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing. Without the prior written consent of Mr Lin, Freedom, each Shareholder or Steampunk, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

(f)
Parties hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

(g)	Steampunk shall have filed all of the Malta Consents and received approval or proof of same, in the form that is customary for such filings.

6.	Conditions to Obligations of the Shareholders and Steampunk.

The Shareholders’ and Steampunk’s obligations to complete the transactions contemplated herein and consummate the Share Exchange are subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders or Steampunk, as appropriate:

(a)
The representations and warranties of Mr Lin and Freedom respectively set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

(b)	Mr Lin and Freedom will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

(c)       This Agreement and the issuance of the New Shares will have been approved by the Board of Directors of Freedom.

(d)	Freedom will have delivered to the Shareholders and Steampunk the documents set forth below in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

(i)
Freedom is a corporation duly organized, validly existing, and in good standing by providing a certificate of good standing from Nevada's Secretary of State dated within five (5) business days of the Closing;

(ii)           Freedom’s authorized capital stock is as set forth herein;

(iii)	Certified copies of the resolutions of the board of directors of Freedom authorizing the execution of this Agreement and the consummation hereof;

(iv)
Any further document as may be reasonably requested by counsel to the Shareholders and Steampunk in order to substantiate any of the representations or warranties of Freedom and/or Mr Lin set forth herein;

(v)	A certificate executed by an officer of Freedom, certifying the satisfaction of the conditions specified in Sections 6(a) and (b) relating to Freedom;

(vi)
a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of Freedom; (B) the resolutions of Freedom's Board approving this Agreement and the transactions contemplated hereby, including those actions specified in Section 6(c) above; and (C) the instruction letter to Freedom’s transfer agent to issue the New Shares to the Shareholders; and,

(vii)	each of this Agreement and any related agreement to which Freedom and Mr. Lin are parties, duly executed.

(e)	There will have occurred no material adverse change in the business, operations or prospects of Freedom.

(f)
Lin shall return stock certificates representing the Lin Stock to Freedom’s transfer agent with instructions, and any stock powers required to assign the Lin Stock as set forth on Schedule A attached hereto.

(g)	A statement from Freedom's transfer agent regarding the number of issued and outstanding shares of common stock immediately before the Closing (the “Freedom SH List”).

(h)
There must not have been or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of, the Acquisition Stock or any other stock, voting, equity or ownership interest in, Freedom, or (b) is entitled to all or any portion of the Acquisition Stock.

(i)	Certificates representing the Acquisition Stock in the names and in the amounts set forth on Exhibit A.

7.         Conditions to Obligations of Lin and Freedom

Mr Lin’s and Freedom’s obligation to complete the transaction contemplated herein and consummate the Share Exchange will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Mr Lin or Freedom, as appropriate:

(a)
The representations and warranties of the Shareholders and Steampunk set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

(b)	The Shareholders and Steampunk will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

(c)	This Agreement and the transfer of the Steampunk Stock to Freedom will have been approved by the Board of Directors of Steampunk.

(d)	Steampunk and/or the Shareholders will have delivered to Freedom the documents set forth below in form and substance reasonably satisfactory to counsel for Freedom, to the effect that:

(i)	Steampunk is a private limited liability company duly organized, validly existing, and in good standing under the Laws of Malta;

(ii)	Steampunk’s authorized and issued share capital is owned as set forth herein and in Exhibit A; and

(iii)	Certified copies of the resolutions of the board of directors of Steampunk authorizing the execution of this Agreement and the consummation hereof;

(iv)	Any further document as may be reasonably requested by counsel to Freedom in order to substantiate any of the representations or warranties of the Shareholders and Steampunk set forth herein;

(v)	A certificate executed by an officer of Steampunk, certifying the satisfaction of the conditions specified in Sections 7(a) and (b) relating to Steampunk;

(vi)
a Secretary’s Certificate, dated the Closing Date certifying attached copies of (A) the Organizational Documents of Steampunk and (B) the resolutions of Steampunk’s board approving this Agreement and the transactions contemplated hereby, including the transfer of shares to Freedom;

(vii)	each of this Agreement and any related agreement to which Steampunk and each Shareholder is a party, duly executed;

(viii)	all of the Malta Consents shall have been filed and accepted by the appropriate government agencies; and,

(vi)	Freedom is registered in the register of members maintained by Steampunk as holder of all issued shares in Steampunk.

(e)	There will have occurred no material adverse change in the business, operations or prospects of Steampunk.

(f)
There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Steampunk Stock or any other stock, voting, equity, or ownership interest in, Steampunk, or (b) is entitled to all or any portion of Steampunk Stock.

(j)	Freedom shall have received the Required Financial Statements from Steampunk.

(k)	Steampunk shall have received approval from its shareholders, if required under the laws of Malta.

(l)	Steampunk shall have approved appointing Lin to serve as director of the Subsidiary, to be effective immediately on and from the Closing Date.

(m)	Certificates representing the Steampunk Stock in the name of Freedom.

8.           Additional Covenants.

(a)
The parties acknowledge and agree that 3D Pioneer Systems Inc. (OTC: DPSM) maintains a 10% royalty on revenue generated from the Bungee Mummy mobile game and any future games on the Bungee Mummy theme (the “BM Royalty”).  The BM Royalty exists in perpetuity, but has no effect on any other games designed, developed or produced by Steampunk or its Subsidiaries, whether now in existence or hereinafter created.

(b)
Between the date of this Agreement and the Closing, Steampunk and Freedom will, and will cause their respective representatives to, (i) afford the other parties and their representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other parties and their representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other parties and their representatives with such additional financial, operating, and other data and information as they may reasonably request.  The Shareholders will cause Steampunk to provide to Freedom, and Lin will cause Freedom to provide to the Shareholders, complete copies of all material contracts and other relevant information on a timely basis in order to keep the other parties fully informed of the status of their respective businesses and operations.

(c)	Steampunk will deliver copies of its corporate books and records to Freedom at Closing.

(d)
Other than as set forth in Section 10 below, the parties agree that they will not make, and the Shareholders will not permit Steampunk to make and Lin will not permit Freedom to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other parties, except as may be required by applicable laws or regulatory requirements after consulting with the other parties hereto and seeking their consent to such announcement.

(e)
Between the date of this Agreement and the Closing Date, Steampunk will permit Freedom and its representatives reasonable access to all of the books and records of Steampunk reasonably necessary for the preparation of the Form 8-K (as hereinafter defined) and such other filings or submissions in accordance with the Commission rules and regulations as are necessary to disclose the transactions contemplated by this Agreement and as are necessary to respond to requests of the Commission’s staff, if any.

(f)
Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated hereby and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

9.         Expenses.

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

10.       Public Announcements.

Freedom shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby.  Freedom shall also file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (the “Form 8-K”) as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, Freedom and Steampunk shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.  The parties agree and acknowledge that the Form 8-K must include the Required Financial Statements and an unaudited proforma consolidated balance sheet and consolidated statement of income of Freedom and Steampunk that shall reflect all inter-company eliminations and be reviewed but not audited by Freedom’s then current independent auditor and the Independent Accountants.

11.        Confidentiality.

(a)           Mr Lin, Freedom, Steampunk and the Shareholders will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (x) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (y) the use of such information is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (z) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b)           In the event that any party is required to disclose any information of another party pursuant to clause (y) or (z) of Section 11(a), the party requested or required to make the disclosure (the “disclosing party”) shall provide the party that provided such information (the “providing party”) with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 11(b).  If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party’s information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party’s information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party’s information.

(c)           If the transactions contemplated by this Agreement are not consummated, each party will return or destroy all of such written information each party has regarding the other party.

12.       Termination.

a. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

i. mutual agreement of Mr Lin, Freedom and Steampunk;

ii.
Freedom, if there has been a material breach by Steampunk or any of the Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Steampunk or the Shareholders that is not cured, to the reasonable satisfaction of Freedom, within ten business days after notice of such breach is given by Freedom;

iii.
Steampunk, if there has been a material breach by Mr Lin or Freedom of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Mr Lin or Freedom that is not cured by the breaching party, to the reasonable satisfaction of Steampunk, within ten business days after notice of such breach is given by Steampunk;

iv.	Freedom or Steampunk, if the entire Transaction, is not closed by 5:00 p.m. (Eastern Time) on July 24, 2015, unless the parties hereto agree to extend such date in writing;

v.
Freedom or Steampunk if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

b. Effect of Termination.  In the event of the termination of this Agreement as provided in Section 12, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations; provided further that no payments other than the LOI Payment, as set forth in Section 1(f)(i) and Section 1(f)(ii) and which have already been remitted, shall be due or owing upon termination of this Agreement.

13.	Survival of Representations and Warranties.

The representations and warranties of the Shareholders and Freedom set out in this Agreement will survive Closing for a period twelve months.

14.        Waiver.

Any failure on the part of any party hereto to comply with any obligations, agreements, or conditions hereunder may be waived in writing by the party or parties to whom such compliance is owed.

15.	Brokers.

Each party agrees to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

16.	Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Freedom:	With a copy to (which shall not constitute notice):
Office 43, Suite 900, 11620 Wilshire Blvd, West Los Angeles, CA 90025 Email: antonlin@freedompetrol.com Attention: Anton Lin	Hunter Taubman Fischer, LLC 1450 Broadway, 26th Floor New York, NY 10018 Fax: 212-202-6380 ltaubman@htflawyers.com Attn: Louis Taubman

If to Steampunk:
43A/1 St Pauls Buildings, West St Valletta VLT 1531 Malta Fax: Attn: Brendon Grunewald Email: brendon@steampunkwizards.com

18.       Definitions.

Unless the context otherwise requires, the terms defined in this Section 18 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

a. “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act and set forth on Exhibit B.
b. “Affiliate” shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person.  For purposes of this definition, “control” (including with correlative meanings “controlled by” and “under common control with”) of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.  For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.
c. “Code” means the Internal Revenue Code of 1986, as amended.
d. “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.
e. “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval online public database from the SEC.
f. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.
g. “Exhibits” means the several exhibits referred to and identified in this Agreement.
h.  “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.
i. “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.
j. “Independent Accountants” means a firm of practicing accountants of not less than ten (10) years standing that is acceptable to Freedom and which is duly qualified by the PCAOB to audit financial statements of public companies trading in the United States.
k. “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

l. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.
m. “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of a party to this Agreement, taken as a whole.
n.  “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.
o. “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a company or corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.
p. “PCAOB” means the Public Company Accounting Oversight Board, an organization that rates and regulates accounting firms in the United States.
q. “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.
r. “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.
s. “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.
t. “Regulation S” means Regulation S under the Securities Act, as the same may be amended from time to time, or any successor statute.
u. “Required Financial Statements” means the collective reference to:
i.
the balance sheets, statements of income and statements of cash flows of Steampunk as at December 31, 2014, and since inception, which shall have been audited by independent accountants in Malta in accordance with International Financial Reporting Standards; and,

ii.
the unaudited comparative statements of income, balance sheets and statements of cash flows of Steampunk as at March 31, 2015, which shall have been reviewed, but not audited by the said independent accountants in Malta.

v. “SEC” means the Securities and Exchange Commission.
w. “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.
x. “Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
y. “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.
z. “U.S.” means the United States of America.
aa. “U.S. Person” has the meaning set forth in Regulation S under the Securities Act and set forth on Exhibit C hereto.

19.       General Provisions.

(a)
This Agreement will be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(b)
Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration will be conducted in Las Vegas, Nevada. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties.  The arbitration award may be confirmed by any court of competent jurisdiction.

(c)
In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

(d)
This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both the Parent and the Subsidiary.

(e)
No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  Other than as expressly stated herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

(f)	The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

(g)
The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement.  The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

(h)
This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document.  This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects and deemed to be an original thereof.

(i)
The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(j)
The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

SIGNATURE PAGE FOLLOWS

EXECUTED as of the date first written above by:

FREEDOM PETROLEUM, INC.

By:
Anton Lin,
CEO

ANTON LIN

____________________________
in his personal capacity

STEAMPUNK WIZARDS, LTD.

By:__________________________
Brendon Grunewald,
CEO

Shareholder signature page follows

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

SHAREHOLDER:

By:
Name:

Complete one of the following options regarding your investor status (you must select one of the accredited investor categories below or check the Non-US Person box to receive the Acquisition Stock)

Circle the category under which you are an “accredited investor” pursuant to Exhibit B:

1           2           3           4           5           6           7           8

☐
Check the box  above if you are a Non-US Person, based upon the definition of a US Person included in Exhibit C.

PRINT EXACT NAME IN WHICH YOU WANT THE SECURITIES TO BE REGISTERED

Attn:
Address:

Phone No.
Facsimile No.

Exhibit A
to
Share Exchange Agreement

Shareholder Name and Address	No. of Steampunk Stock	No. of Freedom Shares	% of Freedom Shares to be Issued

Total	3,170,000	14,908,438	55%

Exhibit B

Definition of “Accredited Investor”

The term “accredited investor” means:

The term “accredited investor” means:

(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4)	A director or executive officer of Freedom.

(5)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

(6)
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7)
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

(8)
An entity in which all of the equity owners are accredited investors.  (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

Definition of “U.S. Person”

(1)	“U.S. person” (as defined in Regulation S) means:

(i)	Any natural person resident in the United States;

(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	Any estate of which any executor or administrator is a U.S. person;

(iv)	Any trust of which any trustee is a U.S. person;

(v)	Any agency or branch of a foreign entity located in the United States;

(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)
Any partnership or corporation if:  (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2)
Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

(3)	Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	The estate is governed by foreign law.

(4)
Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)
Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

(6)	Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	The agency or branch operates for valid business reasons; and

(ii)	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

The Shareholders further represent and warrant to Freedom as follows:

1.	Each Shareholder qualifies as an Accredited Investor on the basis set forth on its signature page to this Agreement.

2.
Each Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Each Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquisition Stock.

4.
Each Shareholder understands the various risks of an investment in the Acquisition Stock and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquisition Stock.

5.
The Shareholder has had access to Freedom’s publicly filed reports with the Commission.  Each Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Freedom that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Acquisition Stock.

6.	Each Shareholder has been afforded the opportunity to ask questions of and receive answers concerning Freedom and the terms and conditions of the issuance of the Acquisition Stock.

7.	Each Shareholder is not relying on any representations and warranties concerning Freedom made by Freedom or any officer, employee or agent of Freedom, other than those contained in this Agreement.

8.	Each Shareholder is acquiring the Acquisition Stock for its own account, for investment and not for distribution or resale to others.

9.
Each Shareholder will not sell or otherwise transfer the Acquisition Stock, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

10.	Each Shareholder understands and acknowledges that Freedom is under no obligation to register the Acquisition Stock for sale under the Securities Act.

11.
Each Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquisition Stock substantially in the form set forth in Section 4(p) of the Share Exchange Agreement.

12.	Each Shareholder represents that the address furnished on its signature page to this Agreement is its principal business address.

13.
Each Shareholder understands and acknowledges that the Acquisition Stock has not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Freedom that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

14.
Each Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of the Acquisition Stock.

EXHIBIT E

NON U.S. PERSON REPRESENTATIONS

The Shareholder further represents and warrants to Freedom as follows:

1	At the time of (a) the offer by Freedom and (b) the acceptance of the offer by such person or entity, of the Acquisition Stock, such person or entity was outside the United States.

2	No offer to acquire the Acquisition Stock or otherwise to participate in the transactions contemplated by this Agreement was made to the Shareholder or its representatives inside the United States.

3
The Shareholder is not purchasing the Acquisition Stock for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4
The Shareholder will make all subsequent offers and sales of the Acquisition Stock either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act.  Specifically, such person or entity will not resell the Acquisition Stock to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5	The Shareholder is acquiring the Acquisition Stock for such Shareholder’s own account, for investment and not for distribution or resale to others.

6
The Shareholder has no present plan or intention to sell the Acquisition Stock in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Acquisition Stock and is not acting as a Distributor of such securities.

7
Neither the Shareholder, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Acquisition Stock at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act

8	The Shareholder consents to the placement of a legend on any certificate or other document evidencing the Acquisition Stock substantially in the form set forth in Section 4(p).

9
The Shareholder is not acquiring the Acquisition Stock in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

10
The Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect its interests in connection with the transactions contemplated by this Agreement.

11	The Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Acquisition Stock.

12
The Shareholder understands the various risks of an investment in the Acquisition Stock and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Acquisition Stock.

13	The Shareholder has had access to Freedom’s publicly filed reports with the Commission.

14
The Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Freedom that such person or entity has requested and all such public information is sufficient for it to evaluate the risks of investing in the Acquisition Stock.

15	The Shareholder has been afforded the opportunity to ask questions of and receive answers concerning Freedom and the terms and conditions of the issuance of the Acquisition Stock.

16	The Shareholder is not relying on any representations and warranties concerning Freedom made by Freedom or any officer, employee or agent of Freedom, other than those contained in this Agreement.

17
The Shareholder will not sell or otherwise transfer the Acquisition Stock, unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

18	The Shareholder understands and acknowledges that Freedom is under no obligation to register the Acquisition Stock for sale under the Securities Act.

19	The Shareholder represents that the address furnished on its signature page to this Agreement is its principal business address.

20
The Shareholder understands and acknowledges that the Acquisition Stock has not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Freedom that has been supplied to the Shareholder and that any representation to the contrary is a criminal offense.

21
The Shareholder acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of the Acquisition Stock.